EnerSys Announces Construction of New Production Facility in China

Reading, PA, USA, May 4, 2010 - EnerSys (NYSE: ENS), the world's largest manufacturer, marketer and distributor of industrial batteries, today announced that it is finalizing plans to construct a new battery manufacturing facility in Shuangqiao District, Chongqing, Peoples Republic of China for the production of industrial batteries for the Chinese and other Asian markets. When completed in 2011, the new plant will provide capacity to meet increasing customer demand in these markets. EnerSys has manufactured industrial batteries in China for over 20 years and currently operates three manufacturing plants in China, on the south and east coasts. The new plant will be located nearer to the geographic center of China, in a fast-growing industrial area. The location has good access to labor and transportation and the project has been supported by the district government.

The new facility will be approximately 400,000 square feet and employ over 1,100 people producing reserve power batteries to serve the telecommunication, utility and uninterruptible power supply industries as well as other standby power customers.

"We continue to experience significant growth in demand for our products in China and throughout the Asian markets and we remain committed to meeting the needs of our customers in the region. We anticipate that this investment will allow us to double our current Asian revenues by generating approximately $150 million in additional sales when the facility is fully operational," stated John D. Craig, chairman, president and chief executive officer of EnerSys. "We have been especially pleased with the help and cooperation we have received from the district government as we have progressed on our plans for this new plant. Many of our employees in China have worked diligently on this project which I believe will prove to be beneficial to both our company and our customers."

EnerSys is planning an official ground-breaking ceremony before the end of its first fiscal quarter ending in June, after final approvals are received.

EDITOR'S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys' earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as "believe," "plan," "seek," "expect," "intend," "estimate," "anticipate," "will," and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond EnerSys' control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys' results, including earnings estimates, see EnerSys' filings with the Securities and Exchange Commission, including "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in EnerSys' Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2009. No undue reliance should be placed on any forward-looking statements.